EXHIBIT A
                            NATURAL GAS SYSTEMS, INC.
                    COMPENSATION COMMITTEE BOARD OF DIRECTORS
                                     CHARTER
Purpose

The purpose of the Compensation Committee of Natural Gas Systems, Inc. (the "Corporation") is to aid the Board of Directors in meeting its responsibilities with regard to oversight and determination of executive compensation. Among other things, the Committee reviews, recommends and approves salaries and other compensation of Corporation's executive officers, and administers the Corporation's 2004 Stock Plan (including reviewing, recommending and approving stock grants, option grants or other forms of equity compensation to executive officers).

Membership and Structure

The Compensation Committee shall consist of independent directors (as defined in the applicable rules for AMEX-listed issuers as well as applicable federal law. Appointment to the Committee, including designation of the Chair of the Committee, shall be made on an annual basis by the full Board. Meetings of the Compensation Committee shall be held at such times and places as the Compensation Committee shall determine, including by written consent. When necessary, the Committee shall meet in executive session outside of the presence of any senior executive officer of the Corporation. The Chair of the Compensation Committee shall report on activities of the Committee to the full Board. In fulfilling its responsibilities, as set forth below, the Compensation Committee shall have authority to delegate its authority to subcommittees, including subcommittees consisting solely of one or more of the Corporation's employees, in each case to the extent permitted by applicable law. Responsibilities The Compensation Committee shall:

      1. Meet in executive session to determine the compensation of the Chief Executive Officer of the Corporation. In determining the amount, form, and terms of such compensation, the Compensation Committee shall consider the annual performance evaluation of the CEO conducted by the Board of Directors in light of corporate goals and objectives relevant to CEO compensation, competitive market data pertaining to CEO compensation at comparable companies, and such other factors as it shall deem relevant, and shall be guided by, and seek to promote, the best interests of the Corporation and its shareholders.

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      2.    Determine salaries, bonuses, and other matters relating to compensation of the executive officers of the Corporation. In determining the amount, form, and terms of such compensation, the Committee shall consider the officer's performance in light of corporate goals and objectives relevant to executive compensation, competitive market data pertaining to executive compensation at comparable companies, and such other factors as it shall deem relevant, and shall be guided by, and seek to promote, the best interests of the Corporation and its shareholders. The CEO of the Corporation may be present at meetings during which such compensation is under review and consideration but may not vote,

      3. Review and make recommendations with respect to stockholder proposals related to compensation matters.

      4. Review and make recommendations from time to time on the adequacy and effectiveness of Board compensation in relation to other similar companies.

      5. Review and make recommendations to the Board regarding executive compensation and benefit plans and programs.

      6. As requested by the Corporation's management, review, consult and make recommendations and/or determinations regarding employee and/or advisor compensation and benefit plans and programs generally, including employee bonus and retirement plans and programs (except to the extent specifically delegated to a Board appointed committee with authority to administer a particular plan).

      7. Administer the Corporation's stock option or other equity-based plans, including the review and grant of stock options to all eligible employees under the Corporation's existing stock option plans.

      8. Review and approve the Report of the Compensation Committee on Executive Compensation to be included in the Corporation's annual proxy statement.

      9. When appropriate, be authorized to designate one or more of its members to perform certain of its duties on its behalf, subject to such reporting to or ratification by the Committee as the Committee shall direct.

      10. Annually review and reassess the adequacy of its charter and recommend any changes to the full Board,

In fulfilling its responsibilities, the Compensation Committee shall have the authority, and shall be afforded resources sufficient, to engage independent compensation consultants or legal advisers when determined by the Committee to be necessary or appropriate. The Compensation Committee shall have sole authority to retain and terminate any such consultant or legal adviser, including sole authority to approve the fees and other retention terms.

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